UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2006

TUT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25291	94-2958543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 SW Meadows Drive, Suite 200

Lake Oswego, Oregon 97035

(Address of principal executive offices) (Zip Code)

(971) 217-0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On August 22, 2006, Tut Systems, Inc., (“Tut Systems”) entered into a purchase agreement (the “Purchase Agreement”) with institutional investors (the “Investors”) for the private sale of $7.0 million of convertible notes and warrants to purchase common stock. Pursuant to the Purchase Agreement, Tut Systems completed a private placement of 8% Convertible Senior Subordinated Promissory Notes (the “Notes”) and warrants to purchase 2,815,768 shares of common stock (the “Warrants”). Under the terms of the financing, interest on the Notes is payable to the Investors at the rate of 8% per annum payable quarterly in cash or stock, in arrears on each three month anniversary of the original issue date of the Note. The Notes are convertible into 5,631,536 shares of Tut Systems’ common stock at a conversion price of $1.243 per share, subject to certain adjustments, at the option of the Investors. Following the two year anniversary of the original issue date of the Notes, the Company may prepay the Notes, subject to certain conditions. The Warrants are exercisable at a price of $1.356 per share at any time after February 22, 2006 and they expire on August 22, 2011.

On August 22, 2006, Tut Systems also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Tut Systems has agreed to file a registration statement, registering for resale the shares of common stock issued upon conversion of the Notes as well as the shares issued upon exercise of the Warrants, within 45 days from August 22, 2006 (the “Filing Deadline”), and thereafter to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and in no event later than January 19, 2007. In the event Tut Systems is unable to file a registration statement by the Filing Deadline then Tut Systems will have to pay liquidated damages equal to 1.5% of the aggregate amount invested by each Investor, up to aggregate maximum amount of $700,000, for each 30-day period beyond the Filing Deadline until Tut Systems files the registration statement.

The foregoing description does not purport to be a complete description of the Notes, Warrants, the rights of the Investors in the private financing, the parties’ rights and obligations under the Purchase Agreement or the transactions contemplated thereby. Such description is qualified in its entirety by the terms of the Purchase Agreement, the Registration Rights Agreement, the form of Note and the form of Warrant, which are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

The securities in this private placement were issued without registration in reliance on representations of the Investors and pursuant to provisions of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in response to Item 1.01 of this Current Report on Form 8 K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On August 23, 2006, Tut Systems issued a press release announcing the signing of the purchase agreement. The press release, attached hereto as Exhibit 99.1, is furnished with this Current Report on Form 8-K.

On August 24, 2006, Tut Systems issued a press release announcing the completion of the Purchase Agreement. The press release, attached hereto as Exhibit 99.2, is furnished with this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(d)	Exhibits.

Exhibit	Description
4.1	Form of 8% Convertible Senior Subordinated Promissory Note of Tut Systems, Inc.

4.2	Form of Warrant to Purchase Common Stock of Tut Systems, Inc.

10.1	Purchase Agreement by and among Tut Systems, Inc. and the Investors named therein, dated August 22, 2006.

10.2	Registration Rights Agreement by and among Tut Systems, Inc. and the Investors named therein, dated August 22, 2006.

99.1	Press Release of Tut Systems, Inc., dated August 23, 2006.

99.2	Press Release of Tut Systems, Inc., dated August 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

August 24, 2006	By:	/s/ SCOTT SPANGENBERG
Scott Spangenberg,
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)

Index to Exhibits

Exhibit	Description

4.1	Form of 8% Convertible Senior Subordinated Promissory Note of Tut Systems, Inc.

4.2	Form of Warrant to Purchase Common Stock of Tut Systems, Inc.

10.1	Purchase Agreement by and among Tut Systems, Inc. and the Investors named therein, dated August 22, 2006.

10.2	Registration Rights Agreement by and among Tut Systems, Inc. and the Investors named therein, dated August 22, 2006.

99.1	Press Release of Tut Systems, Inc., dated August 23, 2006.

99.2	Press Release of Tut Systems, Inc., dated August 24, 2006.